EXHIBIT 99.1

Vical Reports First Quarter 2010 Financial Results and Progress in Key Programs

SAN DIEGO, May 6, 2010 (GLOBE NEWSWIRE) -- Vical Incorporated (Nasdaq:VICL) today reported financial results for the quarter ended March 31, 2010. Revenues were $1.5 million for the first quarter of 2010 compared with $2.3 million for the first quarter of 2009, reflecting lower revenues under the company's license agreement with AnGes MG, Inc. Operating expenses were $10.1 million for the first quarter of 2010 compared with $10.6 million for the first quarter of 2009.

The net loss was $8.5 million, or $0.15 per share, for the first quarter of 2010, compared with $8.2 million, or $0.20 per share, for the first quarter of 2009. Vical had cash and investments of approximately $48 million at March 31, 2010. The company's first quarter 2010 net cash use was consistent with the company's prior guidance for the full year.

Development highlights to date in 2010 included:

  Completion of enrollment in February with 390 total subjects in the company's pivotal Phase 3 trial of Allovectin-7® in patients with metastatic melanoma;
  Enhanced cellular and antibody immune responses for the company's TransVax™ cytomegalovirus (CMV) vaccine vs placebo through the final 12-month immunogenicity data point in the ongoing Phase 2 trial in hematopoietic cell transplant (HCT) recipients;
  Initiation of a Phase 1 clinical trial of the company's vaccine against H1N1 pandemic influenza with U.S. Navy funding;
  The launch by the company's licensee Merial Limited, the animal health subsidiary of sanofi-aventis, of its ONCEPT™ canine melanoma vaccine, a therapeutic DNA vaccine designed to aid in extending survival of dogs with oral melanoma;
  Presentation of encouraging results from a Phase 1/2a clinical trial of a prime-boost vaccine regimen and publication of preclinical data demonstrating enhancement of immune responses with the company's Vaxfectin® adjuvant, both in collaboration with the U.S. military on DNA vaccines for malaria; and
  Publication of Phase 1 results highlighting safety and tolerability, antibody responses in the same range as conventional vaccines, sustained immunogenicity, and cross-clade antibody responses for the company's H5N1 pandemic influenza vaccine.

Anticipated program highlights for the remainder of 2010 include:

  Results of independent safety monitoring board review of the company's Phase 3 trial of Allovectin-7® in patients with metastatic melanoma;
  Final results in the third quarter of 2010 from the Phase 2 trial of the company's TransVax™ CMV vaccine candidate for HCT patients;
  Immunogenicity data from a Phase 1 trial of the company's Vaxfectin®-adjuvanted DNA vaccine for H1N1 influenza; and
  Data in the fourth quarter of 2010 from the company's licensee, sanofi aventis Group, from the ongoing TAMARIS Phase 3 trial of Temusi®, intended to promote the growth of blood vessels to reduce the need for amputations in patients with reduced blood flow to the limbs.

Conference Call

Vical will conduct a conference call and webcast today, May 6, at noon Eastern Time, to discuss with invited analysts and institutional investors the company's financial results and program updates. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial in approximately ten minutes before the scheduled call to (888) 280-4443, or (719) 325-2191 for international participants, and reference confirmation code 4067561. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (888) 203-1112, or (719) 457-0820 for international participants, and enter replay passcode 4067561. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical's Investor Relations department by phone at (858) 646-1127 or by e-mail at info@vical.com.

About Vical

Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company's DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

The Vical Incorporated logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5768

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include net cash use guidance, as well as anticipated developments in independent and collaborative programs. Risks and uncertainties include whether Vical or others will continue development of Allovectin-7®, TransVax™, CyMVectin™, a vaccine against H1N1 pandemic influenza, Temusi®, Collategene™, ONCEPT™, or any other independent or collaborative programs; whether Vical will provide periodic progress reports on the company's Phase 3 Allovectin-7® trial; whether final results from the TransVax™ Phase 2 trial will be available in the third quarter of 2010, if at all; whether Vical will provide immunogenicity data from a Phase 1 trial of the company's H1N1 influenza vaccine; whether AnGes will initiate a Phase 3 clinical trial of its Collategene™ angiogenesis product in the United States; whether sanofi aventis will present data its ongoing Phase 3 trial of Temusi® in the fourth quarter of 2010, if at all; whether Vical will achieve levels of revenues and control expenses to meet its financial projections; whether Vical will enter into any new partnerships or expand any existing partnerships and receive all, if any, anticipated payments; whether any product candidates will be shown to be safe and efficacious in clinical trials; the timing of clinical trials; whether Vical or its collaborative partners will seek or gain approval to market any product candidates; and additional risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

Statements of Operations	Three Months Ended March 31,
(in thousands, except per share amounts)	2010	2009

Revenues:
Contract and grant revenue	$586	$378
License and royalty revenue	877	1,872
Total revenues	1,463	2,250
Operating expenses:
Research and development	5,102	6,221
Manufacturing and production	2,805	2,444
General and administrative	2,185	1,901
Total operating expenses	10,092	10,566
Loss from operations	(8,629)	(8,316)
Net investment and other income	151	72
Net loss	$(8,478)	$(8,244)
Basic and diluted net loss per share	$(0.15)	$(0.20)
Shares used to calculate basic and diluted net loss per share	55,152	40,478

Balance Sheets	March 31,	December 31,
(in thousands)	2010	2009
Assets:
Cash, cash equivalents, and marketable securities, including restricted	$42,018	$47,085
Other current assets	1,800	1,349
Total current assets	43,818	48,434
Long-term investments	5,539	5,477
Property and equipment, net	8,789	9,260
Other assets	4,088	4,201
Total assets	$62,234	$67,372

Liabilities and stockholders' equity:
Current liabilities	$7,856	$10,010
Long-term obligations	2,345	2,380
Stockholders' equity	52,033	54,982
Total liabilities and stockholders' equity	$62,234	$67,372
CONTACT:  Vical Incorporated
          Alan R. Engbring, Executive Director, Investor Relations
          Jill M. Broadfoot, Senior Vice President and Chief Financial
           Officer
          (858) 646-1127
          www.vical.com